UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza, Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 500-4850

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2015, the Board of Directors Colleen Jones tendered her resignation as a member of the Board of Directors to pursue other opportunities, and the Board appointed Charles "Chip" Barker to fill the vacancy on the Board of Directors, effective immediately.

Chip Barker has served as the Chief Executive Officer of ACN, Inc. since 2001.  Prior to joining ACN, Chip was with the telecommunications auditing practice of Price Waterhouse, followed by a tenure at Frontier Communications and Global Crossing from 1996 to 2001, in which he held various finance positions including serving as CFO of its billion-dollar plus worldwide carrier business.  In addition, he has significant mergers and acquisitions and SEC experience.  Currently Chip is an active member on the ACN Board of Directors, while also serving on the CEO Council for CompTel.

Mr. Barker will receive an annual compensation of $20,000 for his service as a director.  Mr. Barker will be eligible to participate in all incentive compensation plans or arrangements available to the Company’s directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

	By:	/s/ Effi Baruch
	Name:	Effi Baruch
	Title:	Chief Executive Officer, President, Senior Vice President of Operations and Technology and Secretary

Dated: February 11, 2015